Exhibit 99.2

For more information, contact:

Name: McCall Butler

AT&T Corporate and Financial Communications

Phone: 404-986-0456

Email: mb8191@att.com

For Holders of Old Notes, contact:

Lucid Issuer Services Limited

Phone: 44 (0) 20 7704 0880

AT&T INC. ANNOUNCES CASH OFFERS FOR RETAIL HOLDERS ONLY

Dallas, Texas, February 15, 2018 — AT&T Inc. (NYSE: T) (“AT&T”) announced today the commencement of a transaction to repurchase five series of its outstanding notes as detailed below. Only holders who are not “qualified institutional buyers” and who are not non-U.S. persons (other than “retail investors” in the European Economic Area and non-accredited investors in Canada) are authorized to participate in this transaction, as more fully described below. Concurrently with the cash tender offers, AT&T also announced today the commencement of a transaction to exchange such five series of notes pursuant to private exchange offers (each, an “Exchange Offer”).

The tender transaction consists of five separate offers to purchase for cash (the “Cash Offers”), any and all of the outstanding notes listed in the table below which have a special mandatory redemption provision (“SMR”) (collectively, the “Old Notes”), on the terms and subject to the conditions set forth in the Offer to Purchase dated February 15, 2018 (the “Offer to Purchase” and, together with the accompanying notice of guaranteed delivery and electronic transmission of certification of eligibility to participate, the “Cash Offer Documents”).

The Cash Offers will expire at 5:00 p.m., New York City time, on February 22, 2018, unless extended or earlier terminated by AT&T (the “Cash Offer Expiration Date”). Tenders of Old Notes submitted in the Cash Offers may be validly withdrawn at any time at or prior to 5:00 p.m. New York City time, on February 22, 2018, subject to any extension by AT&T, but thereafter will be irrevocable, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by AT&T). The “Cash Offer Settlement Date” will be promptly following the Cash Offer Expiration Date and is expected to be February 27, 2018.

February 15, 2018
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Title of Series of Old Notes to be Purchased	Principal Amount Outstanding (mm)	ISIN No.	Maturity Date	Total Consideration(1)
Floating Rate Global Notes due 2023	€1,250	XS1629866606	September 4, 2023	€1,010.00
1.050% Global Notes due 2023	€750	XS1629865897	September 4, 2023	€1,010.00
1.800% Global Notes due 2026	€1,750	XS1629866192	September 4, 2026	€1,010.00
2.350% Global Notes due 2029	€1,500	XS1629866275	September 4, 2029	€1,010.00
3.550% Global Notes due 2037	£1,000	XS1634248865	September 14, 2037	£1,010.00

(1)	Total Consideration payable, upon the terms and subject to the conditions set forth in the Offer to Purchase, in cash per €1,000 or £1,000, respectively, principal amount of Old Notes validly tendered and not validly withdrawn and accepted for purchase.

Upon the terms and subject to the conditions set forth in the Cash Offer Documents, Cash Offer Eligible Holders (as defined below) who (i) validly tender and who do not validly withdraw Old Notes at or prior to the Cash Offer Expiration Date or (ii) deliver a properly completed and duly executed notice of guaranteed delivery and all other required documents at or prior to the Cash Offer Expiration Date and tender their Old Notes pursuant to the Cash Offers at or prior to 5:00 p.m., New York City time, on the second business day after the applicable Exchange Offer Expiration Date pursuant to guaranteed delivery procedures, and, subject in each case to the electronic transmission of the certification of eligibility to participate in the Cash Offers and the tender in the applicable minimum denominations, and whose Old Notes are accepted for purchase by AT&T, will receive the applicable Total Consideration specified in the table above.

In addition to the applicable Total Consideration, Cash Offer Eligible Holders whose Old Notes are accepted for purchase will be paid accrued and unpaid interest on such Old Notes to, but not including, the Cash Offer Settlement Date. Interest will cease to accrue on the Cash Offer Settlement Date for all Old Notes accepted, including those tendered through the guaranteed delivery procedures. No further interest will be paid to the Eligible Holders who tender such Old Notes, including if a record date for an interest payment on such Old Notes has passed before the Settlement Date.

Each Cash Offer is subject to certain conditions, including (i) that the Old Notes are not subject to redemption under the terms of their SMR provision, (ii) the timely satisfaction or waiver of all of the conditions precedent to the completion of the Exchange Offer for such series of Old Notes (with respect to each Exchange Offer, the “Exchange Offer Completion Condition”) and (iii) that AT&T does not determine, in its reasonable discretion, prior to the Cash Offer Expiration Date, that all conditions to the closing of the proposed acquisition of Time Warner Inc. as set forth in the Agreement and Plan of Merger, dated October 22, 2016 are reasonably likely to be satisfied or waived on or before April 22, 2018. AT&T will terminate a Cash Offer for a given series of Old Notes if it terminates the

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© 2018 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.	Page 2

Exchange Offer for such series of Old Notes, and AT&T will terminate the Exchange Offer for a given series of Old Notes if it terminates the Cash Offer for such series of Old Notes. The Exchange Offer Completion Condition may not be waived by AT&T.

Only holders who are not (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and who are not (ii) non-U.S. persons (as defined in Rule 902 under the Securities Act) located outside of the United States within the meaning of Regulation S under the Securities Act (“Cash Offer Eligible Holders”), other than “retail investors” in the European Economic Area (for these purposes, a retail investor means a person who is one (or more) of: (x) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (y) a customer within the meaning of the Insurance Mediation Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (z) not a qualified investor as defined in the Prospectus Directive), or non-“accredited investors”, as such term is defined in NI 45-106 and section 73.3(1) of the Securities Act (Ontario), located or resident in a province of Canada, are authorized to participate in the Cash Offers (the “Cash Offer Eligible Holders”).

Only Cash Offer Eligible Holders who have delivered an electronic submission of certification, certifying that they are a Cash Offer Eligible Holder, will be authorized to participate in the Cash Offers.

Holders are advised to check with any bank, securities broker or other intermediary through which they hold Old Notes as to when such intermediary needs to receive instructions from a holder in order for that holder to be able to participate in, or (in the circumstances in which revocation is permitted) revoke their instruction to participate in the Cash Offers before the deadlines specified herein and in the Cash Offer Documents. The deadlines set by each clearing system for the submission and withdrawal of exchange instructions will also be earlier than the relevant deadlines specified herein and in the Cash Offer Documents.

This press release is not an offer to sell or a solicitation of an offer to buy any of the securities described herein. The Cash Offers are being made solely by the Cash Offer Documents and only to such persons and in such jurisdictions as is permitted under applicable law.

Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, Merrill Lynch International and RBC Europe Limited are acting as the Joint-Lead Dealer Managers for the Cash Offers. For additional information regarding the terms of the offer, please contact Deutsche Bank AG, London Branch at +44 (0)20 7545-8011, Goldman Sachs & Co. LLC at (800) 828-3182 (toll free) or (212) 902-6595 (collect), Merrill Lynch International at +44 20 7996 5420, RBC Europe Limited at (877) 381-2099 (toll free) or (212) 618-7843 (collect), or in Europe, at +44 20 7029 7420. Lucid Issuer Services Limited will act as the tender agent and information

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© 2018 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.	Page 3

agent for the Cash Offers. Questions or requests for assistance related to the Cash Offers or for additional copies of the Cash Offer Documents may be directed to Lucid Issuer Services Limited at +44 (0) 20 7704 0880. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Cash Offers. The Cash Offer Documents can be accessed at the following link: https://portal.lucid-is.com.

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CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this news release contains forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission and the Offer to Purchase related to the Cash Offers. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.

February 15, 2018
© 2018 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.	Page 4